EXHIBIT 23


      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULES

The Board of Directors
Delta Woodside Industries, Inc.:


Under date of August 10, 2005, except as to Note C to the notes to the consolidated financial statements, which is as of September 30, 2005, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of July 2, 2005 and July 3, 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended July 2, 2005, which are included in the fiscal 2005 annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules for each of the years in the three-year period ended July 2, 2005 as listed in Item 15a(2) of Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The audit report on the consolidated financial statements of Delta Woodside Industries, Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the Company's recurring losses from operations and uncertainties with regard to its ability to operate within the covenants and availability established by its revolving credit facility raise substantial doubt about its ability to continue as a going concern. The financial statement schedules as listed in Items 15a(2) on Form 10-K do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ KPMG  LLP
                                    KPMG LLP

Greenville, South Carolina
August 10, 2005



            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Delta Woodside Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930, 333-01381 and 333-45767; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931, 333-01383 and 333-45771; Delta Woodside Industries, Inc. Long-term Incentive Plan No. 333-45769; Delta Woodside Industries, Inc. 2000 Stock Option and Incentive Stock Award Plans - No. 333-60930; Delta Woodside Industries, Inc. 2004 Stock Plan - No. 333-112308) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated August 10, 2005, except as to Note C to the notes to the consolidated financial statements, which is as of September 30, 2005, relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of July 2, 2005 and July 3, 2004, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended July 2, 2005, and related financial statement schedules, which reports appear in the 2005 annual report on Form 10-K of Delta Woodside Industries, Inc.

The audit report on the consolidated financial statements of Delta Woodside Industries, Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the Company's recurring losses from operations and uncertainties with regard to its ability to operate within the covenants and availability established by its revolving credit facility raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

                                 /s/ KPMG LLP
                                 KPMG LLP


Greenville, South Carolina
September 30, 2005